Exhibit 99.1

Contact Information:
Weight Watchers International, Inc.	Brainerd Communicators, Inc.
John Sweeney, CFA	Corey Kinger
Director of Investor Relations / Financial Analysis	(212) 986-6667
(516) 390-1526

WEIGHT WATCHERS ANNOUNCES 2004 FOURTH QUARTER

AND FULL YEAR RESULTS

WOODBURY, N.Y., March 3, 2005 – Weight Watchers International, Inc. (NYSE: WTW) today announced results for the fourth quarter and the full year ended January 1, 2005.

Weight Watchers International, Inc., Consolidated

For the full year 2004, net revenues increased 8.6% to $1.025 billion. Net income increased 27.2% to $183.1 million from $143.9 million in the full year 2003. Fully-diluted earnings per share were $1.71 versus $1.31 in the full year 2003.

For the fourth quarter of 2004, net revenues increased 7.7% to $232.8 million. Net income was $43.2 million, up from $38.1 million in the fourth quarter of 2003. Fully-diluted earnings per share were $0.41 versus $0.35 in the prior year period.

Included in this year’s consolidated financials are results of WeightWatchers.com, Inc., our affiliate and licensee, as required by our adoption at the end of the first quarter 2004 of FASB’s Interpretation, FIN 46R, Consolidation of Variable Interest Entities. Accordingly, we are providing financial results both on a consolidated basis and excluding the impact of the consolidation of WeightWatchers.com, Inc.  The 2004 consolidation of WeightWatchers.com, Inc. added $0.03 to fully-diluted earnings per share in the full year ending January 1, 2005 and $0.09 in the fourth quarter.

Weight Watchers International, Inc., Results Excluding FIN 46R Impact of Consolidation

Weight Watchers International, Inc.’s net revenues for the full year 2004 were $966.1 million, net income was $179.2 million.  Fully-diluted earnings per share were $1.70 in 2004 compared to $1.59 for the full year 2003, excluding the early extinguishment of debt in both years.  Including the impact of the early extinguishment of debt in both years, fully-diluted earnings per share were $1.68 for the full year 2004 and $1.31 for the full year 2003.

For the fourth quarter 2004 net revenues decreased 0.7% to $214.6 million. Net income was $33.5 million, down from $38.1 million in the prior year period.  Fully-diluted earnings per share were $0.32 versus $0.35 in the year ago period.

Commenting on the Company’s results, President and Chief Executive Officer Linda Huett, said, “Our NACO performance in the fourth quarter was very encouraging, with improving organic attendance trends.  We believe that this improvement will continue as we progress into 2005 and NACO reemerges as a growth engine for the Company.”

The Company announced that it expects to earn during Fiscal 2005 between $1.85 and $1.95 per fully-diluted share excluding the impact of FIN 46R and expense related to stock-based compensation required beginning in the second half of 2005 under FASB 123R.

Fourth Quarter Conference Call

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Linda A. Huett, President and CEO, and Ann M. Sardini, CFO, will discuss fourth-quarter results and answer questions from the investment community. Live audio of the conference call will be webcast at http://www.weightwatchersinternational.com.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight loss services, operating in 30 countries through a network of company-owned and franchise operations. Weight Watchers holds over 46,000 weekly meetings where members receive group support and education about healthy eating patterns, behavior modification and physical activity. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the company pursuant to United States securities laws contain discussions of these risks and uncertainties. Weight Watchers International assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review our filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at http://www.sec.gov, at various SEC reference facilities in the United States and via the company’s website at http://www.weightwatchersinternational.com).

###

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

	January 1, 2005	January 3, 2004

ASSETS
Current assets	$125.8	$114.8
Property and equipment, net	17.5	15.7
Goodwill, franchise rights and other intangible assets, net	588.0	522.6
Deferred income taxes	78.0	110.6
Deferred financing costs, other	6.9	7.0
TOTAL ASSETS	$816.2	$770.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$152.7	$134.4
Long-term debt and other	467.1	455.1
TOTAL LIABILITIES	619.8	589.5

Shareholders’ equity	196.4	181.2

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$816.2	$770.7

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Month Results
	Consolidated January 1, 2005	Less Impact of FIN 46R	WWI January 1, 2005	WWI January 3, 2004
	(13 weeks)		(13 weeks)	(14 weeks)
Revenues, net	$232.8	$18.2	$214.6	$216.1
Cost of revenues	112.5	5.9	106.6	103.7
Gross profit	120.3	12.3	108.0	112.4
Marketing expenses	29.6	3.4	26.2	28.1
Selling, general and administrative expenses	27.8	3.6	24.2	19.3
Operating income	62.9	5.3	57.6	65.0
Interest expense, net	4.1	0.6	3.5	4.8
Other (income) / expense, net	(1.0)	(0.3)	(0.7)	(0.4)
Income before income taxes	59.8	5.0	54.8	60.6
Provision for income taxes	16.6	(4.7)	21.3	22.5
Net income	$43.2	$9.7	$33.5	$38.1

Earnings Per Share:
Basic	$0.42	$0.09	$0.33	$0.36
Diluted	$0.41	$0.09	$0.32	$0.35

Weighted average common shares outstanding:
Basic	103.0	103.0	103.0	106.7
Diluted	105.1	105.1	105.1	109.5

	Twelve Month Results
	Consolidated January 1, 2005	Less Impact of FIN 46R	WWI January 1, 2005	WWI January 3, 2004
	(52 weeks)		(52 weeks)	(53 weeks)
Revenues, net	$1,024.9	$58.8	$966.1	$943.9
Cost of revenues	487.1	18.9	468.2	440.4
Gross profit	537.8	39.9	497.9	503.5
Marketing expenses	134.8	14.6	120.2	113.6
Selling, general and administrative expenses	97.1	9.3	87.8	73.8
Operating income	305.9	16.0	289.9	316.1
Interest expense, net	16.8	2.2	14.6	33.7
Other (income) / expense, net	(4.7)	4.6	(9.3)	2.8
Early extinguishment of debt	4.3	—	4.3	47.4
Income before income taxes and cumulative effect of accounting change	289.5	9.2	280.3	232.2
Provision for income taxes	94.5	(6.6)	101.1	88.3
Income before cumulative effect of accounting change	195.0	15.8	179.2	143.9

Cumulative effect of accounting change, net of tax	(11.9)	(11.9)	—	—
Net income	$183.1	$3.9	$179.2	$143.9

Basic Earnings Per Share:
Income before cumulative effect of accounting change	$1.86	$0.15	$1.71	$1.35
Cumulative effect of accounting change	(0.11)	(0.11)	—	—
Net income	$1.75	$0.04	$1.71	$1.35

Diluted Earnings Per Share:
Income before cumulative effect of accounting change	$1.82	$0.14	$1.68	$1.31
Cumulative effect of accounting change	(0.11)	(0.11)	—	—
Net income	$1.71	$0.03	$1.68	$1.31

Weighted average common shares outstanding:
Basic	104.7	104.7	104.7	106.7
Diluted	106.9	106.9	106.9	109.7

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN MILLIONS)

	Three Month Results		Twelve Month Results
	Jan 1, 2005	Jan 3, 2004	Jan 1, 2005	Jan 3, 2004
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)

Attendance
North America	6.7	7.8	32.3	34.6
International	6.0	5.9	27.6	26.3
Total Attendance	12.7	13.6	59.9	60.8

Supplemental Attendance Detail
UK	2.6	2.6	13.0	12.8
CE	2.6	2.5	11.2	10.1
Other	0.8	0.8	3.4	3.4
Total International Attendance	6.0	5.9	27.6	26.3

North America
Meeting Fees	$84.5	$92.3	$373.1	$392.4
Product Sales	26.6	31.9	138.4	158.2
Total	$111.1	$124.2	$511.5	$550.6

International
Meeting fees	$58.8	$51.3	$256.0	$214.8
Product Sales	27.0	24.3	136.3	118.6
Total	$85.8	$75.7	$392.2	$333.4

Total WWI Sales
Meeting Fees	$143.4	$143.6	$629.1	$607.2
Product Sales	53.5	56.2	274.6	276.8
Domestic Franchise Commissions	2.2	3.2	12.5	18.6
Foreign Franchise Commissions	1.4	1.5	6.3	6.3
All Other	14.1	11.5	43.6	35.0
Total WWI Sales	$214.6	$216.1	$966.1	$943.9

Note: Totals may not sum due to rounding.  Figures are rounded to the nearest one hundred thousand; percentage changes are based on rounded figures except for attendance percentage changes which are based on rounded figures to the nearest thousand.